Exhibit 3.1

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

DJC CORPORATION

For Use By	(File This Form in	This Space For Use By
The Secretary of State	Duplicate Originals)	The Secretary of State
File No. ...................
Fee Paid $..................	(Sect. 33-7-30 of 1976 Code)
R.N. .......................
Date........................	(INSTRUCTIONS ON PAGE 4)

1.	The name of the proposed corporation is DJC Corporation.

2.

The initial registered office of the corporation is 2019 Park Street located in the city of Columbia county of Richland and the State of South Carolina and the name of its initial registered agent at such address is The Prentice-Hall Corporation System.

3.	The period of duration of the corporation shall be perpetual.

4.	The corporation is authorized to issue shares of stock as follows:

Class of Shares	Authorized No. of each class	Par Value
Preferred	5,000,000	$.01
Common	5,000,000	$.01

If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

See Attachment A incorporated herein by reference.

5.	Total authorized capital stock $100,000. Please see instructions on Page 4.

6.	The existence of the corporation shall begin as of the filing date with the Secretary of State.

7.

The number of directors constituting the initial board of Directors of the corporation is three and the names and  addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Charles T. Munger	355 South Grand Avenue, 34th Floor
Name	Los Angeles, CA 90071-1560
Address

J.P. Guerin	355 South Grand Avenue, 34th Floor
Name	Los Angeles, CA 90071-1560
Address

Gerald S. Salzman	355 South Grand Avenue, 34th Floor
Name	Los Angeles, CA 90071-1560
Address

Name	Address

Name	Address

8.

The general nature of the business for which the corporation is organized is (it is not necessary to set forth in the purposes powers enumerated
Section 33-3-10 of 1976 Code).

To engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Act of South Carolina.

9.	Provisions which the incorporators elect to include in the articles of incorporation are as follows: See Attachment B incorporated herein by reference

10.	The name and address of each incorporator is

Name	Street & Box No.	City	County	State
Ruth E. Fisher,	355 S. Grand Avenue, 36th Fl.,	Los Angeles,	Los Angeles,	California

/s/ Ruth E. Fisher
(Signature of Incorporator)

Date January 16, 1987	Ruth E. Fisher
(Type or Print Name)

(Signature of Incorporator)

(Type or Print Name)

(Signature of Incorporator)

(Type or Print Name)

ATTACHMENT A

The Preferred Stock may be divided into such number of series as the Board of Directors may determine. With respect to any wholly unissued series of Preferred Stock, the Board of Directors is authorized in its unrestricted discretion to determine and alter:

(i) Rights, if any, of conversion into common stock or other securities;

(ii) Voting rights, absolute and/or contingent;

(iii) Dividend and liquidation preferences;

(iv) Call and redemption provisions; and

(v) Any other rights, preferences, privileges and restrictions, to the extent permitted by law,

In addition, the Board of Directors in its unrestricted discretion may fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

ATTACHMENT B

Shareholders of this corporation entitled to vote at an election of directors shall be entitled to cumulative voting rights in such election in accordance with Section 33-11-200 of the South Carolina Business Corporation Act. No shareholder of this corporation shall have any preemptive rights with respect to any issue of shares of other securities by this corporation.

To the extent permitted by law, amendments to these Articles of Incorporation shall be effective if approved by the holders of a majority of the shares entitled to vote on such an amendment.

To the extent permitted by law, a merger, consolidation, share-for-share exchange or any other transaction involving this corporation which must be approved by the shareholders of this corporation pursuant to the South Carolina Business Corporation Act shall be deemed approved if approved by the holders of a majority of the shares entitled to vote on such a transaction.

To the extent permitted by law, an officer elected or appointed by the Board of Directors of this corporation may be removed in the discretion of the Board of Directors, with or without cause.

In an uncontested election, a nominee for director shall be elected to the Board if the votes cast in favor of such nominee’s election exceed the votes cast against such nominee’s election.

In any election other than an uncontested election, directors shall be elected by a plurality of the votes cast, such that the nominees receiving the highest number of votes in favor of their election, up to the number of directors to be elected, shall be elected.

An “uncontested election” means an election of directors in which the number of candidates for election does not exceed the number of directors to be elected, determined as of the expiration of the time fixed under Article III, Section 3 of the Corporation’s Bylaws for submission of director nominations for that election.

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

The undersigned Ruth E. Fisher

does hereby certify that she is the incorporator of DJC Corporation and are authorized to execute this verification; that each of the undersigned for himself does hereby further certify that she has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of her information and belief.

Ruth Fisher
(Signature of Incorporator)

(Signature of Incorporator)

(Signature of Incorporator)

(Each Incorporator Must Sign)

11.

I, Eric B. Amstutz, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of chapter 7 of Title 33 of the South Carolina Code of 1976, relating to the organization of corporations, and that in my opinion, the corporation is organized for a lawful purpose.

Date January 16, 1987	/s/ Eric B. Amstutz
(Signature)

Eric B. Amstutz
(Type or Print Name)

Address P.O. Box 10207

Greenville, SC 29603

SCHEDULE OF FEES

Payable at time of filing Articles with Secretary of State

Fee for filing Articles	$5.00
In addition to the above $ 10 for each $1,000.00 of the aggregate value of shares which the Corporation is autho-rized to issue, but in no case less than	40.00
nor more than	1,000.00

NOTE illegible

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF AMENDMENT

For Use By The Secretary of State File No. 871789......... Fee Paid $.................. C.B.. ....................... Date........................	To The Articles of Incorporation of DJC Corporation ----------------------------------- (File This Form in Duplicate)	This Space For Use By Secretary of State

Pursuant to Authority of Section 33-15-10 the South Carolina Code of 1976 as amended, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.	The name of the Corporation is DJC Corporation.

2.	The Registered Office of the Corporation is 2019 Park Street
(Street and no.)
in the City of Columbia , County of Richland and

the State of South Carolina and the name of the Registered Agent at such address is

The Prentice-Hall Corporation System

(Complete item 3 or 4 whichever is relevant)

2.	a. The following amendment of the Articles of Incorporation was adopted by the shareholders of the Corporation on March 13, 1987.

(Text of Amendment)

Article 1 is amended to read as follows: "The name of this corporation is Daily Journal Corporation."

Article 8 is amended to read as follows: "The general nature of the business for which the corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Act of South Carolina, including but not limited to owning or publishing newspapers and other publications."

b. At the date of adoption of the Amendment, the total number of all outstanding shares of the Corporation was 10 shares.   The total of such shares entitled to vote, and the vote of such shares was:

Total Number of
Shares Entitled	Number of Shares Voted
to vote	For	Against
10	10	0

ARTICLES OF AMENDMENT (Continued)

c. At the date of adoption of the Amendment, the number of outstanding shares of each class entitled to vote as class on the Amendment, and the vote of such shares, was: (if inapplicable, insert "none")

	Number of Shares	Number of Shares Voted
Class	Entitled to Vote	For	Against

4.

a.  Prior to the organizational meeting the Corporation and with the consent of the subscribers, the follow-ing Amendment was adopted by the Incorporator(s) on......................................................

(Text of Amendment)

b. The number of withdrawals of subscribers, if such be the case is .......

c. The number of Incorporators are ......... and the number voting for the Amendment was ............ and the number voting against the Amendment was...................................................................

5.

The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation or issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "no change")

No change.

6.

The manner in which the Amendment effects a change in the amount of stated capital, and amount of stated capital, expressed in dollars, as changed by the Amendment, is a follows: (if not applicable, insert "no change")

No change.

Date March 13, 1987	DJC Corporation
(Name of Corporation)

/s/ Gerald L. Salzman
(Name and Title)

Note: Any person signing this form	Gerald L. Salzman, President
shall either opposite or beneath	(Name and Title)
his signature clearly and legibly
state his name and the capacity in	/s/ Ira A. Marshal, Jr., Secretary
whether he signs. Must be signed	(Name and Title)
in accordance with Section 33-1-40
of the 1976 code as amended.
(Name and Title)

STATE OF California
ss:

COUNTY OF Los Angeles

The undersigned Gerald L. Salzman and Ira A. Marshall, Jr. do hereby certify that they are the duly elected and acting President and Secretary respectively, of DJC Corporation and are authorized to execute the documents, that each of the undersigned for himself does hereby further certify that he signed and was so authorized, has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.

Date at Los Angeles, CA  this 13th day of  March    , 1987

/s/ Gerald L. Salzman

/s/Ira A. Marshall, Jr.

SCHEDULE OF FEES

(Payable at time of filing application
with Secretary of State)

Filing Fee	$5.00
Taxes	40.00
Total Fee	$45.00

Note: If the Amendment effects an increase in capital stock, in lieu of the above, the filing fees will be as follows:

Fee for filing application	$5.00
In addition to the above, $.40 for each $1,000,00 of the total increase in the ag-gregate value of authorized shares, but in no case less than	40.00
nor more than	1,000.00

CERTIFICATE

OF

DAILY JOURNAL CORPORATION

Under Section 33-17-70(g) of the
South Carolina Business Corporation Act

To the Secretary of State
State of South Carolina

It is hereby certified that:

1. Daily Journal Corporation, a business corporation organized under the laws of the State of South Carolina, is the surviving corporation in a merger in which the name of the terminated corporation, a business corporation organized under the laws of the State of California, is Daily Journal Company.

2. The aforesaid merger has become effective under the laws of the jurisdiction of Daily Journal Company.

Dated: April 13, 1997	DAILY JOURNAL CORPORATION

	By:	/s/ Gerald L. Salzman
Gerald L. Salzman,
President

Ira A. Marshall, Jr.
Ira A. Marshall, Jr.,
Secretary

DAILY JOURNAL COMPANY

	By:	/s/ Gerald L. Salzman
Gerald L. Salzman,
President

/s/ Ira A. Marshall, Jr.
Ira A. Marshall, Jr.,
Secretary